Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Surrozen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share, 2021 Equity Incentive Plan	Other	807,948	$25.18	$20,344,130.64	0.00013810	$2,809.53
2	Equity	Common stock, $0.0001 par value per share, 2021 Equity Incentive Plan	Other	735,055	$24.52	$18,023,548.60	0.00013810	$2,489.06
3	Equity	Common stock, $0.0001 par value per share, 2021 Employee Stock Purchase Plan	Other	63,288	$21.41	$1,354,996.08	0.00013810	$187.13
Total Offering Amounts					–	$39,722,675.32	–	$5,485.72
Total Fee Offsets					–	–	–	$0.00
Net Fee Due					–	–	–	$5,485.72

Offering Note

(1) A. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (“Common Stock”) of Surrozen, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Common Stock, as applicable.

B. The proposed maximum offering price per unit is estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $25.18 per share of Common Stock, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Stock Market on March 16, 2026.

C. The amount registered represents in the aggregate 1,543,003 additional shares of the Registrant’s Common Stock that were added to the shares authorized for issuance under the 2021 Plan pursuant to an annual “evergreen” increase provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan will increase on the first day of each calendar year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 5% of the Fully-Diluted Common Stock (as defined in the 2021 Plan) on December 31st of the preceding year or (b) a number of shares of the Registrant’s common stock determined by the Registrant’s board of directors prior to the date of the increase.

(2) A. See Note 1A.

B. The proposed maximum offering price per unit is estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $24.52 per share of Common Stock, which represents the weighted average exercise price of stock options outstanding under the 2021 Plan immediately prior to the filing of this registration statement.

C. See Note 1C.

(3) A. See Note 1A.

B. The proposed maximum offering price per unit is estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $21.41 per share of Common Stock, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Stock Market on March 16, 2026, multiplied by 85%, which is the percentage of the price per share applicable to shares issued under the 2021 ESPP.

C. The amount registered represents 63,288 additional shares of the Registrant’s Common Stock that were added to the shares authorized for issuance under the 2021 ESPP pursuant to an annual “evergreen” increase provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP will increase on the first day of each calendar year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 1% of the Fully-Diluted Common Stock (as defined in the 2021 ESPP) on December 31st of the preceding calendar year, and (b) 63,288 shares of Common Stock. Shares subject to purchase rights granted under the 2021 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the 2021 ESPP.

Table 2: Fee Offset Claims and Sources ☑ Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A